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                                                                    EXHIBIT 99.1


(PFG LOGO)

                                                        12500 West Creek Parkway
                                                              Richmond, VA 23238
                                                            Phone (804) 484-7700
                                                              FAX (804) 484-7701

                                  NEWS RELEASE


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FOR MORE INFORMATION:
                                                    INVESTOR CONTACT:
MEDIA CONTACT:                                      KEVIN COLLIER
CHERYL MOORE                                        DIRECTOR, INVESTOR RELATIONS
DIRECTOR, CORPORATE COMMUNICATIONS                  (804) 287-8109
(804) 484-6273



              PERFORMANCE FOOD GROUP TO EXPLORE FRESH-CUT DIVISION
                             STRATEGIC ALTERNATIVES


RICHMOND, VA. (SEPT. 16, 2004) - Performance Food Group (Nasdaq/NM:PFGC) announced today it has begun the process of exploring strategic alternatives for its fresh-cut produce business. The Company has retained the services of Goldman, Sachs & Co. to assist in its review.

With annual sales of $933 million in 2003, Performance Food Group's fresh-cut division is the largest produce processor in the United States. The Company's Fresh Express(R) brand is the market share leader in the packaged salad category at retail. The division purchases, processes, packages and distributes a variety of ready-to-eat salads and other fresh-cut produce offerings to food retailers, foodservice distributors, operators and quick-service restaurants nationwide.

Bob Sledd, Chairman and CEO commented, "Since our company's inception, we have committed significant effort toward building our fresh-cut business to its current leadership position in the industry. As we assess the future of Performance Food Group and consider the changing balance in our business between foodservice distribution and fresh produce processing, we believe that it is the appropriate time to evaluate strategic alternatives to continue the growth of the fresh-cut segment while considering the best interests of our shareholders, customers and our associates."

The Company has made no predetermination as to any particular strategic alternative. The alternatives to be evaluated include, but are not limited to, the possible sale of the division as an ongoing business; the creation of a stand-alone company operating the fresh-cut business; or keeping the fresh-cut division as part of the Company. The Company expects that it will broadly disseminate an update to this process when it reaches a conclusion.

Performance Food Group markets and distributes more than 64,000 national and private label food and food-related products to approximately 48,000 restaurants, hotels, cafeterias, schools, healthcare facilities and other institutions. The Fresh Express(R) line is the industry leader and pioneer of fresh packaged salads. For more information on Performance Food Group, visit www.pfgc.com.

         Certain statements made herein are forward-looking statements under the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties and are based on current expectations and management's estimates; actual results may differ materially. The risks and uncertainties which could impact these statements include, but are not limited to, general economic conditions; the relatively low margins and economic sensitivity of the foodservice business; the Company's reliance on major customers; the level of demand for the company's fresh-cut products; the outcome of the Company's exploration of strategic alternatives for its fresh-cut business; the ability to identify and successfully complete acquisitions of other foodservice distributors; the Company's ability to successfully develop, produce and market new products and management of the Company's planned growth, including the Company's ability to successfully manage the transition of its sales mix and related production costs, all as detailed from time to time in the reports filed by the Company with the Securities and Exchange Commission.